SHARE EXCHANGE AGREEMENT


                                  BY AND AMONG


                          BANKENGINE TECHNOLOGIES INC.



                               MICHAEL XIRINACHS,

     AN INDIVIDUAL AND PRINCIPAL STOCKHOLDER OF BANKENGINE TECHNOLOGIES INC.


                                  SYSCAN, INC.


                                       AND


                             SYSCAN IMAGING LIMITED,
                      THE SOLE SHAREHOLDER OF SYSCAN, INC.






                           DATED AS OF MARCH 29, 2004





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                                TABLE OF CONTENTS

ARTICLE I - THE EXCHANGE
Preamble......................................................................................................3
Certain Definitions...........................................................................................3
Section 1.01      The Exchange................................................................................4
Section 1.02      Closing.....................................................................................5
Section 1.03      Effective Time..............................................................................5
Section 1.04      Effect of the Exchange......................................................................5
Section 1.05      Articles of Incorporation and Bylaws; Directors and Officers................................6
Section 1.06      Further Actions.............................................................................6
Section 1.07      Restrictions on Resale......................................................................6
Section 1.08      Exchange of Certificates....................................................................7

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF BANKENGINE AND THE BANKENGINE PRINCIPAL STOCKHOLDER

Section 2.01      Organization, Standing and Power............................................................7
Section 2.02      Capitalization..............................................................................7
Section 2.03      Authority for Agreement.....................................................................8
Section 2.04      Issuance of BankEngine Shares...............................................................8
Section 2.05      Financial Statements; Liabilities...........................................................8
Section 2.06      Absence of Certain Changes or Events........................................................9
Section 2.07      Intellectual Property and Intangible Assets.................................................9
Section 2.08      Governmental Consent.......................................................................10
Section 2.09      Litigation.................................................................................10
Section 2.10      Interested Party Transactions..............................................................10
Section 2.11      Compliance with Applicable Laws............................................................10
Section 2.12      No Undisclosed Liabilities.................................................................10
Section 2.13      Tax Returns and Payment....................................................................10
Section 2.14      Inventory; Assets; Encumbrances............................................................10
Section 2.15      Material Agreements........................................................................11
Section 2.16      Labor and Employment Matters...............................................................11
Section 2.17      Employee Benefits..........................................................................11
Section 2.18      Restrictions on Business Activities........................................................12
Section 2.19      Brokers & Finders Fees.....................................................................12
Section 2.19      Title and Related Matters..................................................................12

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF Syscan.

Section 3.01      Organization, Standing and Power...........................................................12
Section 3.02      Capitalization.............................................................................13
Section 3.03      Authority for Agreement....................................................................13
Section 3.04      Financial Statements.......................................................................13
Section 3.05      Absence of Certain Changes or Events.......................................................13
Section 3.06      Governmental Consent.......................................................................14
Section 3.07      Title and Related Matters..................................................................14
Section 3.08      Intellectual Property and Intangible Assets................................................14
Section 3.09      Litigation.................................................................................14
Section 3.10      Interested Party Transactions..............................................................15
Section 3.11      Compliance with Applicable Laws............................................................15
Section 3.12      Tax Returns and Payment....................................................................15
Section 3.13      Tax Returns and Payment....................................................................15
Section 3.14      Tax Returns and Payment....................................................................15
Section 3.15      Tax Returns and Payment....................................................................15
Section 3.16      Tax Returns and Payment....................................................................16



ARTICLE IV - CERTAIN COVENANTS AND AGREEMENTS

Section 4.01      Covenants of Syscan........................................................................16
Section 4.02      Covenants of BankEngine and the BankEngine Principal Stockholder...........................17
Section 4.03      Covenants of the Parties...................................................................18

ARTICLE V - CONDITIONS PRECEDENT

Section 5.01      Conditions Precedent to the Parties' Obligations...........................................19
Section 5.02      Conditions Precedent to the Obligations of BankEngine......................................20
Section 5.03      Conditions Precedent to the Obligations of Syscan..........................................21

ARTICLE VI - TERMINATION

Section 6.01      Termination................................................................................23
Section 6.02      Effect of Termination......................................................................24

ARTICLE VII - CONFIDENTIALITY

Section 7.01      Confidentiality............................................................................24

ARTICLE VIII - INDEMNIFICATION

Section 8.01      Indemnification by BankEngine .............................................................24
Section 8.02      Indemnification by Syscan..................................................................25
Section 8.03      Indemnification of Exchange Agent..........................................................25
Section 8.04      Survival of Indemnification................................................................25

ARTICLE IX - MISCELLANEOUS

Section 9.01      Non-survival of Representations and Warranties.............................................25
Section 9.02      Expenses...................................................................................26
Section 9.03      Applicable Law; Arbitration................................................................26
Section 9.04      Notices....................................................................................26
Section 9.05      Entire Agreement...........................................................................28
Section 9.06      Assignment.................................................................................28
Section 9.07      Headings; References.......................................................................28
Section 9.08      Counterparts...............................................................................28
Section 9.09      No Third Party Beneficiaries...............................................................28
Section 9.10      Severability; Enforcement..................................................................28
Section 9.11      Rules of Construction......................................................................29
Section 9.12      Exhibits...................................................................................29
Section 9.13      Interpretation.............................................................................29

SCHEDULES

EXHIBITS

Exhibit A         Option Agreement

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

                           SHARE EXCHANGE AGREEMENT

         SHARE EXCHANGE AGREEMENT, dated as of March 29, 2004 (the "AGREEMENT"), by and among BANKENGINE TECHNOLOGIES INC., a corporation formed under the laws of the State of Delaware ("BANKENGINE"), SYSCAN, INC., a corporation formed under the laws OF the State of California ("SYSCAN"), MICHAEL XIRINACHS, an individual and the principal stockholder of BankEngine (the "BANKENGINE PRINCIPAL STOCKHOLDER"), and Syscan Imaging Limited, a corporation formed under the laws of the British Virgin Islands and the soLE shareholder of Syscan (the "SYSCAN SOLE SHAREHOLDER"). BankEngine, Syscan, the BankEngine Principal Stockholder, and the SYSCAN Sole Shareholder are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    PREAMBLE

         WHEREAS, BankEngine and Syscan have determined that a business combination between the Parties is advisable and in the best interests of their respective companies and stockholders, and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

         WHEREAS, the Syscan Sole Shareholder is the record and beneficial owner of 100% of the issued and outstanding capital stock of Syscan;

         WHEREAS, BankEngine has proposed to acquire Syscan pursuant to an exchange transaction (the "EXCHANGE") whereby, puRSUANT to the terms and subject to the conditions of this Agreement and in accordance with GCL (as hereinafter defined), Syscan shall become a wholly owned subsidiary of BankEngine in consideration for the issuance of shares of common stock of BankEngine, $0.001 par value per share (the "BANKENGINE COMMON
SHARES") to the Syscan Sole Shareholder (the "EXCHANGE SHARES");

         WHEREAS, the BankEngine Common Shares shall be issued in exchange for 100% of the shares of capital stock of Syscan as more fully described in Section 1.1;

         WHEREAS, in the Exchange all issued and outstanding shares of capital stock of Syscan (the "SYSCAN SHARES") held BY THE Syscan Sole
Shareholder shall be exchanged for that number of BankEngine Common Shares that upon issuance shall represent 90% of the BankEngine Common Shares on a fully-diluted basis, taking into account 600,000 BankEngine Common Shares issuable upon the exercise of options issued pursuant to BankEngine's stock option plan;

         WHEREAS, the obligation of the Parties to effect the Exchange is subject to the conditions set forth in Articles IV and V hereof;

         WHEREAS, the Parties intend that the Exchange qualify as a tax-free exchange transaction within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, BankEngine and Syscan are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

         NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

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CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

"ACQUIRING ENTITY" shall have the meaning ascribed thereto in the GCL and shall for purposes of this Agreement refer to BankEngINE.

"APPLICABLE LAW" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable TO THE businesses of the Parties, the Exchange and/or the Parties.

"DOLLAR" and "$" means lawful money of the United States of America.

"GAAP" means generally accepted accounting principles in the United
States of America as promulgated by the American InstitUTE OF Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

"GCL" means the General Corporation Law of the State of Delaware.

"LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbRANCE, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"MATERIAL ADVERSE EFFECT" with respect to any entity or group of entities means any event, change or effect that has or woulD HAVE a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"PERSON" means any individual, corporation, partnership, trust or unincorporated organization or a government or any ageNCY OR political subdivision thereof.

"TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means:

         (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

         (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and
                  .........
         (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"TAX RETURN" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, incLUDING any schedule or attachment thereto, and including any amendment thereof.

                                    ARTICLE I
                                  THE EXCHANGE

SECTION 1.01 THE EXCHANGE.

         Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the GCL, at the Effective Time (as defined herein), all issued and outstanding Syscan Shares shall be exchanged for Exchange Shares. In connection therewith, the following terms shall apply:


         (a) EXCHANGE AGENT. Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, BankEngine's counsel ("GSK"), shall act AS THE exchange agent (the "EXCHANGE AGENT") for the purpose of exchanging Syscan Shares for the Exchange Shares. At or prior TO THE Closing (as hereinafter defined):

                  (i) the Syscan Sole Shareholder shall deliver to the Exchange Agent certificate(s) evidencing all issued and outstanding shares of the capital stock of Syscan, together with stock transfer forms therefor duly endorsed for transfer in the name of BankEngine or accompanied by stock powers with the signature notarized, as appropriate, and

                  (ii) BankEngine shall deliver to the Exchange Agent an aggregate of (A) 208,594,590 BankEngine Common Shares on a pre-split basis, or 20,859,459 BankEngine Common Shares on a post ten-for-one reverse split basis to be used as the Exchange Shares, registered in the name of the Syscan Sole Shareholder, or is assigns.

         (b) EXCHANGE SHARES. The Exchange Shares issuable hereunder shall consist of 208,594,590 BankEngine Common Shares on a pre-split basis, or 20,859,459 BankEngine Common Shares on a post ten-for-one reverse split basis to be issued to the Syscan Sole Shareholder, or its assigns, at the Closing (as hereinafter defined).

                  (1)......Each of the 1,000 issued and outstanding Syscan
Common Shares (as defined hereinafter) immediately prior to the Effective Time shall be exchanged for 20,859.459 Exchange Shares, or (if other than 1,000 Syscan Common Shares shall then be issued and outstanding) such other number of Exchange Shares as shall be determined by dividing 20,859,459 by the number of then issued and outstanding Syscan Common Shares (the "SYSCAN EXCHANGE
RATE").

                  (2)......The Exchange Shares shall represent 90% of the issued and outstanding BankEngine Common Shares, on a fully-diluted basis including BankEngine's 600,000 outstanding stock options, as at the Effective Time after giving effect to the Exchange;.

         (c) EXCHANGE PROVISIONS. At the Closing, and subject to the terms and conditions of this Agreement, the Syscan Sole Shareholder shall deliver its Syscan Shares to the Exchange Agent in exchange for the Exchange Shares. In connection therewith, the Syscan Sole Shareholder shall convey to BankEngine good and marketable title to the Syscan Shares, free and clear of all liens, claims, debts, obligations or other encumbrances except such restrictions as are imposed by Federal or state securities laws. BankEngine shall convey to the Syscan Sole Shareholder good and marketable title to the Exchange Shares, free and clear of all liens, claims, debts, obligations or other encumbrances, except such restrictions as are imposed by Federal or state securities laws. The exchange of voting shares as herein provided shall be the sole consideration for the acquisition by the Syscan Sole Shareholder of the Exchange Shares. The principles governing the mechanics of the Exchange are more fully set forth under Section 1.08 hereinafter.

         (d) EXEMPTION FROM REGISTRATION. The Parties intend that the Exchange Shares to be conveyed by BankEngine to the Syscan Sole Shareholder shall be exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder to the Syscan Sole Shareholder.

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SECTION 1.02 CLOSING.

         The closing of the Exchange (the "CLOSING") will take place at the offices of Gersten, Savage, Kaplowitz, Wolf & MARCUS, LLP, counsel to BankEngine ("GSK"), at 101 East 52nd Street, 9th Floor, New York, New
York 10022, within one (1) busineSS DAY following the satisfaction or waiver of the conditions precedent set forth in Articles IV and V or at such other date as BankEngine and Syscan shall agree (the "CLOSING DATE"), but in any event no later than April 20, 2004.

SECTION 1.03 EFFECTIVE TIME.

         The Exchange shall become effective (the "EFFECTIVE TIME") at the time of the Closing, subject to the satisfactiON OR waiver of each of the conditions set forth in Articles IV and V. The date on which the Effective Time occurs is referred to as the "GEFFECTIVE DATE."

SECTION 1.04      EFFECT OF THE EXCHANGE.

         At and after the Effective Time, the Exchange shall be effective as provided in the applicable provisions of the GCL. The existence of BankEngine, as the Acquiring Entity, with all of its purposes and powers, shall continue unaffected and unimpaired by the Exchange, and, as the Acquiring Entity, it shall remain governed by the laws of the State of Delaware. The existence of Syscan, as the entity whose ownership interests are being acquired, shall continue unaffected and unimpaired as a corporation governed by the laws of the State of California, with the exception that it shall be a wholly owned and operated subsidiary of BankEngine.


SECTION 1.05 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.

Pursuant to the Exchange:

         (a) The Certificate of Incorporation and Bylaws of BankEngine as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of BankEngine following the Exchange.

         (b) The officers and directors of the Acquiring Entity following the Exchange shall be those persons listed on SCHEDULE 1.05, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

SECTION 1.06 FURTHER ACTIONS.

         If at any time after the Effective Time, BankEngine and Syscan shall consider or be advised that any further assignment or assurances or any other things that are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Acquiring Entity, the title to any property or right of Syscan acquired or to be acquired by reason of or as a result of the Exchange, then BankEngine, Syscan and their respective officers and directors in office shall use all reasonable efforts to execute and deliver, or cause to be executed and delivered, all such proper deeds, assignments and assurances and do all things reasonably necessary and proper to vest, perfect or confirm title to such property or rights in the Acquiring Entity and otherwise carry out the purpose of this Agreement, and the officers of BankEngine are fully authorized in the name of BankEngine and Syscan or otherwise to take any and all such action with the same effect as if such persons were officers of Syscan.

SECTION 1.07 RESTRICTIONS ON RESALE

         (a) THE EXCHANGE SHARES. The Exchange Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) BankEngine receives an opinion of counsel for the stockholder, reasonably satisfactory to counsel for BankEngine, that an exemption from the registration requirements of the Securities Act is available.

         The certificates representing the number of Exchange Shares for which the Syscan Shares shall have been issued pursuant to this Agreement shall contain a legend substantially as follows:

         "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR BANKENGINE TECHNOLOGIES INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR BANKENGINE TECHNOLOGIES INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

SECTION 1.08 EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE OF CERTIFICATES. At the Closing and pursuant to a customary letter of transmittal or other instructional form provided by the Exchange Agent to the Syscan Sole Shareholder, the Syscan Sole Shareholder shall be required to surrender all of its Syscan Shares to the Exchange Agent, and the Syscan Sole Shareholder shall be entitled upon such surrender to receive in exchange therefore certificates representing the Exchange Shares into which the Syscan Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to the Syscan Exchange Rate in this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time represented the Syscan Shares, shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of the whole Exchange Shares for which such Syscan Shares have been so exchanged. No dividend payable to holders of Exchange Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented Syscan Shares, until such certificate or certificates representing all the relevant Syscan Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b) FULL SATISFACTION OF RIGHTS AND INTERESTS. All Exchange Shares for which the Syscan Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights and interests pertaining to the Syscan Shares.

(c) EXCHANGE OF CERTIFICATES. All certificates representing Syscan Shares converted into the right to receive Exchange Shares pursuant to this Article I shall be furnished to BankEngine subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d) CLOSING OF TRANSFER BOOKS. On the Effective Date, the stock transfer book of Syscan shall be deemed to be closed and no transfer of Syscan capital stock shall thereafter be recorded thereon.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF BANKENGINE
                    AND THE BANKENGINE PRINCIPAL STOCKHOLDER

         Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Syscan, BankEngine and the BankEngine Principal Stockholder hereby jointly and severally represents and warrants to Syscan, as of the date of this Agreement and as of the Effective Time (unless otherwise indicated), as follows:

SECTION 2.01 ORGANIZATION, STANDING AND POWER.

         As of the Effective Time, BankEngine is a company duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to conduct its business as presently conducted by it. As of the Effective Time, BankEngine is duly qualified to do business as a foreign corporation doing business in each state in which it owns or leases real property and where the failure to be so qualified and in good standing would not have a Material Adverse Effect on BankEngine, or its business. BankEngine has the corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. BankEngine does not have an ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).

SECTION 2.02 CAPITALIZATION.
                  .........
         (a) Prior to the reverse split described in Section 2.02(d) below and immediately prior to the Effective Time, there are 52,000,000 shares of capital stock of BankEngine authorized, consisting of 50,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of preferred stock, the terms and conditions of which have not been designated. There are 22,510,513 BankEngine Common Shares issued and outstanding and no shares of preferred stock outstanding.

         (b) Prior to the reverse split described in Section 2.02(d) below and immediately prior to the Effective Time, the BankEngine Principal Stockholder owns of record and beneficially 11,380,760 BankEngine Common Shares and options to purchase 500,000 BankEngine Common Shares. No BankEngine Common Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of BankEngine Common Shares, except for an aggregate of 600,000 options to purchase BankEngine Common Shares. No person is entitled to any rights with respect to the issuance or transfer of BankEngine Common Shares.

(c) All outstanding BankEngine Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and Federal securities laws or other Applicable Law.

(d) Immediately prior to the Effective Time, BankEngine shall consummate a reverse split (the "Reverse Split") OF ITS outstanding shares of common stock at a ratio of up to 20 to 1 in order to achieve an approximate value of $2.00 per share immediately prior to the Effective Time, at which time, the BankEngine's stock option plan to purchase 2,000,000 BankEngine Common Shares, and any options previously issued thereunder, shall be adjusted accordingly.

         (e) At the Closing and the Effective Time and subsequent to the consummation of the Reverse Split, BankEngine will issue to the Syscan Sole Shareholder 208,594,590 pre-split or 20,859,459 post-split Exchange Shares or that number of BankEngine Common Shares that constitute 90% of the issued and outstanding BankEngine Common Shares, on a fully-diluted basis, including 600,000 shares issuable pursuant to BankEngine's stock option plan, after the Effective Time, subject to equitable adjustment as provided in Section 1.01(b).

SECTION 2.03 AUTHORITY FOR AGREEMENT.

         The execution, delivery, and performance of this Agreement by BankEngine has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of BankEngine enforceable against it in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by BankEngine will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, BankEngine's Certificate of Incorporation or its Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which BankEngine is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to BankEngine except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on BankEngine.

SECTION 2.04 ISSUANCE OF BANKENGINE SHARES

         The Exchange Shares issuable to the Syscan Sole Shareholder as the holder of the Syscan Shares will when issued pursuant to this Agreement be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.05 FINANCIAL STATEMENTS

         (a) BankEngine has made available to Syscan copies of its audited financial statements for the years ended August 31, 2003 and 2002, and the unaudited balance sheet, statement of operations and statement of cash flows as at and for the period ending November 30, 2003 ("BANKENGINE FINANCIAL STATEMENTS").

         (b) Each set of BankEngine financial statements (including, in each case, any related notes thereto) contained in the BankEngine Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present in all material respects the financial position of BankEngine as at the dates thereof and the results of their operations and their cash flows for the periods then ended.

         (c) To the knowledge of BankEngine, except as disclosed in the BankEngine Financial Statements, there has been no material change in the financial condition, operations or business of BankEngine since November 30, 2003.

         (d) Except as set forth on the unaudited November 30, 2003 balance sheet or on SCHEDULE 2.05 hereof, BankEngine does not have any material liabilities.


SECTION 2.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 2.05, and as pursuant to the terms of this Agreement, since November 30, 2003:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of BankEngine or (ii) any damage, destruction, or loss to BankEngine (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of BankEngine;

         (b) BankEngine has not (i) amended its certificate of organization;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of BankEngine; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c) BankEngine has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(ii) paid any material obligation or liability (absolute or contingent) other than current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $5,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of BankEngine; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the best knowledge of BankEngine, BankEngine has not become subject to any law or regulation, which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of BankEngine.

SECTION 2.07 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

         To the knowledge of BankEngine, BankEngine has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. No rights of any other person are violated by the use by BankEngine of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of BankEngine, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.


SECTION 2.08 GOVERNMENTAL CONSENT

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with BankEngine, is required by or with respect to BankEngine in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 2.09 LITIGATION

         There is no action, suit, investigation, audit or proceeding pending against, or to the best knowledge of BankEngine threatened against or affecting, BankEngine or any of its assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.10 INTERESTED PARTY TRANSACTIONS

         BankEngine is not indebted to any officer or director of BankEngine (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to BankEngine, except as disclosed SCHEDULE 2.10 hereof or in the reports filed with the Securities and Exchange Commission.

SECTION 2.11 COMPLIANCE WITH APPLICABLE LAWS.

         To the knowledge of BankEngine, the business of BankEngine has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations, which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect. No investigation or review by any governmental entity with respect to BankEngine is pending or, to the knowledge of BankEngine, respectively, after reasonable inquiry, threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect.

SECTION 2.12 NO UNDISCLOSED LIABILITIES.

         There are no liabilities or debts of BankEngine of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in such a liability or debt.

SECTION 2.13 TAX RETURNS AND PAYMENT

         BankEngine has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of BankEngine other than Liens for Taxes not yet due and payable, none of which Taxes is material. BankEngine has not received notification of any audit of any Tax Return of BankEngine being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by BankEngine which is currently in effect, and BankEngine is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount.

SECTION 2.14 INVENTORY; ASSETS; ENCUMBRANCES

         Except as set forth on SCHEDULE 2.14 attached hereto, (a) all material items of BankEngine's inventory have been acquired in the ordinary and usual course of business; (b) all material items of BankEngine's inventory are of a quality and quantity usable in the ordinary and usual course of business; and
(c) the quantities of each type of BankEngine's inventory are not materially excessive, but are reasonable, adequate and appropriate.

         BankEngine has good and valid title to all of its assets. BankEngine's assets comprise all of the business, properties, assets (however, employees, to the extent that they could be considered assets, are not included as assets in this Section) and goodwill employed by BankEngine and its affiliates in connection with its business.

         All assets (excluding assets that are described in this Section 2.14 as leased assets or assets owned by third parties) are owned by BankEngine free and clear of all title defects or objections, liens, claims, charges, rights of others, security interests or other encumbrances of any nature whatsoever, including without limitation, any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, liens, collateral security arrangements and other title or interest retention arrangements, except for liens for current taxes not yet due.

SECTION 2.15 MATERIAL AGREEMENTS

         SCHEDULE 2.15 lists BankEngine's material agreements. BankEngine is not in material default under any of the material contracts included in BankEngine's business. To the extent provided to Syscan, each material agreement is accurate, in all material respects.

SECTION 2.16 LABOR AND EMPLOYMENT MATTERS

         SCHEDULE 2.16 attached hereto contains a true and complete list, by category, of all current full-time employees, current part-time employees, other employees and consultants currently employees or engaged by BankEngine who render services to BankEngine as of the date hereof, including a description of any and all written contracts, written agreements, written commitments and written arrangements relating thereto, and a description of the rate and nature of all compensation payable by BankEngine to, and the amount of vacation, sick days, personal days or other leave accrued by, each such person or entity. BankEngine is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the knowledge of BankEngine, there has been no effort by any labor union or any other person during the twenty-four (24) months prior to the date hereof to organize any employees or consultants of BankEngine who are not already members of a collective bargaining unit into one or more collective bargaining units, nor, to the knowledge of the BankEngine, are any such efforts being conducted. There is no pending or, to the knowledge of BankEngine, threatened labor dispute, strike or work stoppage which affects or which may affect the business of BankEngine, or which may interfere with its continued operations. To the knowledge of BankEngine, neither the BankEngine nor any agent, representative or employee thereof has within the last twenty-four (24) months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against BankEngine by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees or consultants during the twenty-four
(24) months prior to the date hereof. BankEngine has complied, in all material respects, with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities or other employment practices, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended and the Immigration Reform and Control Act of 1986, as amended. BankEngine has received no notice of any claim before any governmental body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees or any governmental body or, to the knowledge of BankEngine is any such claim threatened against BankEngine . BankEngine is not a party to, or otherwise bound by, any order relating to its employees or employment practices. BankEngine has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees. No current or former employee of BankEngine is (i) absent on a military leave of absence and/or eligible for rehire under the terms of the Uniformed Services Employment and Reemployment Rights Act, or (ii) absent on a leave of absence under the Family and Medical Leave Act.


SECTION 2.17 EMPLOYEE BENEFITS

         There is no employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA")), and (ii) no other benefit plan, program, contract or arrangement of any kind whatsoever, covering the empLOYEES or consultants of BankEngine or which is sponsored, maintained or contributed to by BankEngine or to which BankEngine has an obligation to contribute (all such employee benefit plans and other benefit plans, programs, contracts or arrangements hereinafter individually and collectively called the "EMPLOYEE BENEFIT PLAN(S)").
No Employee Benefit Plan is (i) subject to Section 412 OF the Internal Revenue Code or Section 306 of ERISA, (ii) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, OR (iii) a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) which has two or more contributing sponsors at least two of whom are not under common control. Any and all amounts which BankEngine is required to pay as contributions or otherwise, or with respect to the Employee Benefit Plans have been timely paid.

SECTION 2.18 RESTRICTIONS ON BUSINESS ACTIVITIES

         There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which BankEngine is a party or otherwise binding upon BankEngine which has or may have the effect of prohibiting or impairing any business practice of BankEngine, any acquisition of property (tangible or intangible) by BankEngine, or the conduct of business by BankEngine.

SECTION 2.19 BROKERS' AND FINDERS' FEES.

         BankEngine has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 2.20 TITLE AND RELATED MATTERS

         To the knowledge of BankEngine, BankEngine has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which are reflected in the most recent balance sheet on its financial statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). BankEngine owns, free and clear of any Liens any and all of its assets. BankEngine has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of BankEngine or any portion of its properties, assets, or rights.


                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SYSCAN

         Except as set forth in the schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to BankEngine, Syscan hereby represents and warrants to BankEngine, as of the date of this Agreement and as of the Effective Time, as follows:

SECTION 3.01  ORGANIZATION, STANDING AND POWER.

         Syscan is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Syscan is duly qualified to do business as a foreign corporation doing business in each state or other jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Syscan does not have any ownership interest in any corporation, partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock).


SECTION 3.02  CAPITALIZATION.

         There are 10,000 shares of Syscan capital stock authorized, consisting of 1,000 shares of common stock, NO par value per share (the "SYSCAN COMMON SHARES"). As of the date of this Agreement, there were 1,000 issued and outstanding Syscan Common SHARES and zero issued and outstanding shares of preferred stock. No Syscan Common Shares have been reserved for issuance to any Person, and there are no other outstanding rights, warrants, options or agreements for the purchase of Syscan Common Shares, except as provided in this Agreement. No Person is entitled to any rights with respect to the conversion, exchange or delivery of the Syscan Common Shares. The Syscan Common Shares have been issued in compliance with all Applicable Law.

SECTION 3.03  AUTHORITY FOR AGREEMENT.

         The execution, delivery and performance of this Agreement by Syscan has been duly authorized by all necessary corporate and shareholder action, and this Agreement constitutes the valid and binding obligation of Syscan, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Syscan will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, Syscan's Articles of Incorporation or Bylaws, in each case as amended, or, to the knowledge of Syscan, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Syscan is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Syscan, except to the extent that any breach or violation of any of the foregoing would not constitute or result in a Material Adverse Effect on Syscan.


SECTION 3.04  FINANCIAL STATEMENTS.

         (a) Syscan has made available to BankEngine copies of its audited financial statements for the years ended December 31, 2003 and 2002.

         (b) Each set of Syscan financial statements (including, in each case, any related notes thereto) contained in the Syscan Financial Statements was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). Such financial statements fairly present in all material respects the financial position of Syscan as at the dates thereof and the results of their operations and their cash flows for the periods then ended.

         (c) To the knowledge of Syscan, except as disclosed in the Syscan Financial Statements, there has been no material change in the financial condition, operations or business of Syscan since December 31, 2003.

         (d) Except as set forth on the audited December 31, 2003 balance sheet or on SCHEDULE 3.04 herof, Syscan does not have any material liabilities.

SECTION 3.05 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
SCHEDULE 3.05, to the knowledge of Syscan, since December 31, 2003:

         (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Syscan or (ii) any damage, destruction, or loss to Syscan (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Syscan;

         (b) Syscan has not (i) amended its Articles of Incorporation or Bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock;
(iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Syscan; (iv) made any material change in its method of management, operation, or accounting; (v) other than in the ordinary course of business, entered into any other material transaction; (vi) other than pursuant to any existing employment agreement, made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) other than pursuant to any existing employment agreement, increased the rate of compensation payable or to become payable by it to any of its officers or any of its employees whose monthly compensation exceeds $5,000; or (viii) other than pursuant to any existing employment agreement, made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

         (c) Syscan has not (i) materially borrowed or agreed to borrow any funds, or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Syscan balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except non-material assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $50,000), or canceled, or agreed to cancel, any debts or claims (except non-material debts or claims which in the aggregate are of a value of less than $50,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Syscan; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

         (d) to the knowledge of Syscan, Syscan has not become subject to any law or regulation which materially and adversely affects, or in the future is substantially likely to have a Material Adverse Effect on Syscan.

SECTION 3.06  GOVERNMENTAL CONSENT

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission, or, to the knowledge of Syscan, any third party, including a party to any agreement with Syscan, is required by or with respect to Syscan in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the GCL.

SECTION 3.07 TITLE AND RELATED MATTERS.

         To the knowledge of Syscan, Syscan has good and marketable title to all of its owned real property and good title to all of its personal properties, inventory, interests in personal properties, and assets which are reflected in the most recent balance sheet included on the unaudited December 31, 2003 balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business). To the knowledge of Syscan, Syscan owns, free and clear of any Liens, except Liens for Taxes not yet due, any and all of its assets. To the knowledge of Syscan, Syscan has not received any written notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, tradenames, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect on Syscan.


SECTION 3.08 INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

         To the knowledge of Syscan, Syscan has full legal right, title and interest in and to all of the material intellectual property utilized in the operation of its business. Syscan has not received any written notice that the rights of any other person are violated by the use by Syscan of the material intellectual property. None of the material intellectual property has ever been declared by a court of competent jurisdiction invalid or unenforceable, or is the subject of any pending or, to the knowledge of Syscan, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.09 LITIGATION

         There is no action, suit, investigation, audit or proceeding pending against or, to the knowledge of Syscan, threatened, against or affecting Syscan or any of its material assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 3.10 INTERESTED PARTY TRANSACTIONS

         Syscan is not indebted to any officer or director of Syscan (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to Syscan, except as disclosed in
SCHEDULE 3.10 hereof or the Syscan Financial Statements.

SECTION 3.11 COMPLIANCE WITH APPLICABLE LAWS.

         To the knowledge of Syscan, the business of Syscan has not been, and is not being, conducted in violation of any Applicable Law, except for possible violations which individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect on Syscan. To the knowledge of Syscan, no investigation or review by any governmental entity with respect to Syscan is pending or threatened, nor has any governmental entity indicated an intention to conduct the same, except for investigations or reviews which individually or in the aggregate would not have, nor be reasonably likely to have, a Material Adverse Effect on Syscan.

SECTION 3.12 TAX RETURNS AND PAYMENT

         Syscan has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due, except as reflected in the Syscan Financial Statements and except for Taxes being contested in good faith. To the knowledge of Syscan, except as disclosed in the Syscan Financial Statements, there is no material claim for Taxes that is a Lien against the property of Syscan other than Liens for Taxes not yet due and payable, none of which Taxes is material. Syscan has not received written notification of any audit of any Tax Return of Syscan being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on Syscan, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by Syscan which is currently in effect, and Syscan is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the Syscan Financial Statements.

SECTION 3.13 MATERIAL AGREEMENTS

         SCHEDULE 3.13 lists Syscan's material agreements. Syscan is not in material default under any of the material contracts included in Syscan's business. To the extent provided to BankEngine, each material agreement is accurate, in all material respects.

SECTION 3.14 ASSETS; ENCUMBRANCES

         Syscan has good and valid title to all of its assets. Syscan's assets comprise all of the business, properties, assets (however, employees, to the extent that they could be considered assets, are not included as assets in this Section) and goodwill employed by Syscan and its affiliates in connection with its business.

         All assets (excluding assets that are described in this Section 3.14 as leased assets or assets owned by third parties) are owned by Syscan free and clear of all title defects or objections, liens, claims, charges, rights of others, security interests or other encumbrances of any nature whatsoever, including without limitation, any leases, escrows, options, security or other deposits, rights of redemption, chattel mortgages, conditional sales contracts, liens, collateral security arrangements and other title or interest retention arrangements, except for liens for current taxes not yet due.

SECTION 3.15 NO UNDISCLOSED LIABILITIES

         There are no liabilities or debts of Syscan of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

SECTION 3.16 BROKERS' AND FINDERS' FEES.

         Other than Syscan's agreement with Emerald Asset Advisors to issue Emerald 10% of the number of shares issued to the Syscan Sole Shareholder, Syscan has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01 COVENANTS OF SYSCAN AND THE SYSCAN SOLE SHAREHOLDER

         (i) ACTIONS PENDING CLOSING. Each of Syscan and the Syscan Sole Shareholder covenants and agrees that, during the period from the date of this Agreement until the Closing Date, Syscan shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect on Syscan would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of BankEngine:

         (a) shall not amend its Articles of Incorporation or Bylaws;

         (b) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

         (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

         (d) shall not sell, transfer, or otherwise dispose of any material assets required for the operations of Syscan's business except in the ordinary course of business consistent with past practices;

         (e) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, as provided in the schedules attached hereto or as pursuant to the terms of this Agreement, or create or suffer to exist any mortgage, lien or other encumbrance on any of its material assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement or provided by BankEngine and/or any of its affiliates;

         (f) shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

         (g) shall not declare or pay any dividends on or make any distribution of any kind with respect to the Syscan Shares;

         (h) shall notify BankEngine promptly in the event of any material loss or damage to any of Syscan's material assets;

         (i) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

         (j) shall seek to preserve the present material employees, reputation and business organization of Syscan and Syscan's relationship with its significant clients and others having business dealings with it;

         (k) shall not issue any additional shares of Syscan capital stock or take any action affecting the capitalization of Syscan or the Fully-Diluted Syscan Shares;

         (l) shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to Syscan's business, operations or assets where such violation would have a Material Adverse Effect on Syscan;

         (m) shall not grant any severance or termination pay to any director, officer or any other employees of Syscan, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

(n) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

         (o) shall not terminate or waive any material right of substantial value other than in the ordinary course of business; and

         (p) shall not enter into any material contract or commitment other than in the ordinary course of business.

         (ii) AUDITED FINANCIALS. Syscan covenants and agrees that it will have its audited financial statements for the fiscal years ended December 31, 2003 and 2002 available for filing with the Securities and Exchange Commission on Form 8-K, which shall include such financial statements, within 75 days of the Effective Date.

         (iii) OPTION TO ACQUIRE MANUFACTURING OPERATIONS. The Syscan Sole Shareholder shall, pursuant to the Option Agreement attached hereto as EXHIBIT A (the "Option Agreement"), grant to BankEngine the option (the "Option") to PURCHASE ALL OF the outstanding capital stock of SYSCAN Manufacturing Limited, a corporation formed under the laws of the British Virgin Islands and a wholly-owned subsidiary of the Syscan Sole Shareholder. The exercise price for the Option shall be determined by good faith negotiations between the parties and may be paid by BankEngine in the form of cash, BankEngine common stock or other securities of BankEngine; provided, however, that the exercise price shall not exceed $16 million. The Option shall terminate two years after the Effective Date.

SECTION 4.02 COVENANTS OF BANKENGINE AND THE BANKENGINE PRINCIPAL STOCKHOLDER

         (a) ACTIONS PENDING CLOSING. BankEngine and the BankEngine Principal Stockholder each covenants and agrees that, during the period from the date of this Agreement until the Closing Date, BankEngine shall, other than as contemplated by this Agreement or for the purposes of effecting the Exchange and Closing pursuant to this Agreement or other than to the extent no Material Adverse Effect would be incurred, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of Syscan:

         (i) shall not amend its Certificate of Incorporation or Bylaws;

         (ii) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

         (iii) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

         (iv) shall not create, incur, assume, or guarantee any indebtedness for money borrowed, except those in existence on the date hereof or provided by Syscan and/or any of its affiliates;

         (v) shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

         (vi) shall not declare or pay any dividends on or make any distribution of any kind with respect to the shares of capital stock of BankEngine;

         (vii) shall pay premiums in respect of all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

         (viii) shall seek to preserve the present employees, reputation and business organization of BankEngine and BankEngine's relationship with its clients and others having business dealings with it;

         (ix) shall not issue any additional BankEngine shares or take any action affecting the capitalization of BankEngine;

         (x) shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to BankEngine's business or operations where such violation would have a Material Adverse Effect;

         (xi) shall not grant any severance or termination pay to any director, officer or any other employees of BankEngine, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement;

         (xii) shall not change any of the accounting principles or practices used by it, except as may be required as a result of a change in law or in GAAP, whether in respect of Taxes or otherwise;

         (xiii) shall not terminate or waive any right of substantial value other than in the ordinary course of business; and

         (xiv) shall not enter into any material contract or commitment other than in the ordinary course of business.

         (b) APPROVAL BY BANKENGINE PRINCIPAL STOCKHOLDER. By his execution and delivery of this Agreement, the BankEngine Principal Stockholder does hereby approve, adopt and ratify this Share Exchange Agreement, the Exchange and all of the transactions contemplated hereby and pursuant to all exhibits hereto.

         (c) RESIGNATION OF DIRECTORS. BankEngine shall, prior to the Closing, cause all of its directors, other than Michael J. Xirinachs, to resign effective immediately subsequent to the Effective Time. In addition, BankEngine agrees and accepts that the designees of Syscan set forth in SCHEDULE 1.05 hereto shall be appointed to the Board of Directors effective as of the Effective Date.


SECTION 4.03 COVENANTS OF THE PARTIES

         (a) TAX-FREE REORGANIZATION. The Parties intend that the Exchange qualify as a Tax-free exchange under Sections 351 of the Code, as amended, and the Parties will take the position for all purposes that the Exchange shall qualify under such Section.

         (b) ANNOUNCEMENT. Neither Syscan, on the one hand, nor BankEngine on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Notwithstanding anything in this Section 4.03 to the contrary, the Parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.

         (c) NOTIFICATION OF CERTAIN MATTERS. Syscan shall give prompt written notice to BankEngine, and BankEngine shall give prompt written notice to Syscan, of:

         (i) The occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

         (ii) Any material failure of Syscan on the one hand, or BankEngine, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         (d) REASONABLE BEST EFFORTS. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Exchange and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

         (i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Exchange, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

         (ii) The satisfaction of the Party's conditions precedent to Closing.

         (e) ACCESS TO INFORMATION

         (i) INSPECTION BY SYSCAN. BankEngine will make available for inspection by Syscan, during normal business hours and in a manner so as not to interfere with normal business operations, all of BankEngine's records (including tax records), books of account, premises, contracts and all other documents in BankEngine's possession or control that are reasonably requested by Syscan to inspect and examine the business and affairs of BankEngine. BankEngine will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Syscan concerning the business and affairs of BankEngine. Syscan will treat and hold as confidential any information they receive from BankEngine in the course of the reviews contemplated by this Section 4.03(e). No examination by Syscan will, however, constitute a waiver or relinquishment by Syscan of its rights to rely on BankEngine's covenants, representations and warranties made herein or pursuant hereto.

         (ii) INSPECTION BY BANKENGINE. Syscan will make available for inspection by BankEngine, during normal business hours and in a manner so as not to interfere with normal business operations, all of Syscan's records (including tax records), books of account, premises, contracts and all other documents in Syscan's possession or control that are reasonably requested by BankEngine to inspect and examine the business and affairs of Syscan. Syscan will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of BankEngine concerning the business and affairs of Syscan. BankEngine will treat and hold as confidential any information they receive from Syscan in the course of the reviews contemplated by this Section 4.03(e). No examination by BankEngine will, however, constitute a waiver or relinquishment by BankEngine of its rights to rely on Syscan's covenants, representations and warranties made herein or pursuant hereto.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.01 CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

         The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both BankEngine and Syscan:

         (a) CONSENTS, APPROVALS. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, their stockholders (including any applicable classes thereof) and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b) ABSENCE OF CERTAIN LITIGATION. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Exchange.

SECTION 5.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANKENGINE

         The obligations of BankEngine on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by BankEngine:

         (a) CONSENTS AND APPROVALS. Syscan shall have obtained all material consents, including any material consents and waivers by Syscan's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties by Syscan in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

         (c) PERFORMANCE. Syscan shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior at or prior to the Closing or except to the extent that the failure to so perform or comply with the same shall not have a Material Adverse Effect.

         (d) PROCEEDINGS AND DOCUMENTS. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to BankEngine and its counsel, and BankEngine and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

         (e) CERTIFICATE OF GOOD STANDING. Syscan shall have delivered to BankEngine a certificate as to the good standing of Syscan certified by the Secretary of State of the State of California on or within two (2) business days prior to the Closing Date.

         (f) MATERIAL CHANGES. Except as contemplated by this Agreement, since the date hereof, Syscan shall not have suffered a Material Adverse Effect.

         (g) OPTION AGREEMENT. The Syscan Sole Shareholder shall have executed the Option Agreement described in Section 4.01(iii) hereof.

         (h) INTELLECTUAL PROPERTY OPINION. Syscan shall provide to BankEngine a letter from its Patent Agent reasonably satisfactory to BankEngine stating that
(i) Syscan has good and marketable title to any and all of its Intellectual Property, (ii) to the best of its knowledge, the Intellectual Property of Syscan does not violate the rights of any third party, (iii) a prior-art search was completed prior to filing the patent applications for the Intellectual Property referenced above, and to the best of Syscan's knowledge, the Intellectual Property does not infringe any third parties' rights, and (iv) Syscan is not aware of any infringement claims against Syscan.

         (i) OPINION OF SYSCAN'S LEGAL COUNSEL. BankEngine shall have received an opinion of Pacific Law Group counsel for Syscan, dated the Closing Date, in form and substance satisfactory to BankEngine and its counsel, to the effect that:

                  (a) Each of Syscan and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state of its organization and has the power and authority under the laws of such state to own, lease, and operate its properties, to carry on its business as then being conducted, and to consummate the transactions contemplated hereby;

                   (b) all necessary proceedings of the Board of Directors and the shareholders of Syscan to approve and adopt this Agreement and to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                   (c) Syscan has the corporate power and authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by Syscan and constitutes the legal, valid, and binding obligation of Syscan;

                   (d) such counsel knows of no actions, suits, or proceedings pending or threatened against Syscan or any of its subsidiaries at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 3.09 of this Agreement; and

                   (e) the consummation of the transactions contemplated by this Agreement will not violate or result in a breach of or constitute a default by Syscan or any of its subsidiaries or any under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which Syscan or any of its subsidiaries is a party or by which any of them are bound.

         With respect to the opinions expressed pursuant to clauses (d) and (e) above, such opinion may be based upon a certificate or certificates of an officer or officers of Syscan or its subsidiaries and such other matters as such counsel deems appropriate, and such counsel may rely on opinions of other counsel reasonably satisfactory to BankEngine, which opinion is delivered in connection with this Agreement.


         (j) DUE DILIGENCE. BankEngine shall have completed to its own satisfaction due diligence in relation to Syscan.

SECTION 5.03 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SYSCAN

         The obligations of Syscan on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by Syscan:

         (a) CONSENTS AND APPROVALS. BankEngine shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties by BankEngine in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement or the same shall not have a Material Adverse Effect.

         (c) PERFORMANCE. BankEngine shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing or the same shall not have a Material Adverse Effect.

         (d) PROCEEDINGS AND DOCUMENTS. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Syscan and its counsel, and Syscan and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

         (e) CERTIFICATE OF GOOD STANDING. BankEngine shall have delivered to Syscan a certificate as to the good standing of BankEngine certified by the Secretary of State of the State of Delaware on or within two (2) business days prior to the Closing Date.

         (f) MATERIAL CHANGES. Except as contemplated by this Agreement, since the date hereof, BankEngine shall not have suffered a Material Adverse Effect.

         (g) BANKENGINE BOARD OF DIRECTORS. At the Effective Time of the Exchange, all of the officers and members of the board of directors of BankEngine shall tender their resignations as officers and directors of BankEngine, and the vacancies created on the BankEngine board of directors shall be filled by the persons designated by Syscan that are listed on SCHEDULE 1.05.

         (h) REVERSE SPLIT. BankEngine shall have consummated the Reverse Split contemplated in Section 2.02(d) at or immediately prior to the Effective Time.

         (i) OPINION OF BANKENGINE'S LEGAL COUNSEL. Syscan shall have received an opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, counsel for BankEngine, dated the Closing Date, in form and substance satisfactory to Syscan and its counsel, to the effect that:

                  (a) BankEngine is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power and authority under the law of such state to own, lease, and operate its properties, to carry on its businesses as then being conducted, and to consummate the transactions contemplated hereby;

                  (b) all necessary corporate proceedings of the Board of Directors and stockholders of BankEngine to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                    (c) BankEngine has the corporate power and authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by it and constitutes its legal, valid, and binding obligation;

                    (d) such counsel knows of no actions, suits, or proceedings pending or threatened against BankEngine or any of its subsidiaries at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in Section 2.09 of this Agreement; and

                    (e) to the knowledge of counsel, the consummation of the transactions contemplated by this Agreement will not violate or result in a breach of or constitute a default by BankEngine or any of its subsidiaries under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which BankEngine or any of its subsidiaries is a party or by which any of them are bound.

                    (f) the shares of BankEngine Common Shares to be issued in accordance with this Agreement are duly authorized and will be, upon the consummation of the transactions contemplated hereby, validly issued, fully paid and non-assessable, and shall not be transferable absent registration or an exemption from registration;

                  With respect to the opinions expressed pursuant to clauses (d) and (e) of this subparagraph, such opinion may be based upon a certificate or certificates of an officer or officers of BankEngine or its subsidiaries and such other matters as such counsel deems appropriate, and such counsel may rely on opinions of other counsel reasonably satisfactory to Syscan, which opinion is delivered in connection with this Agreement.


         (i) DUE DILIGENCE. Syscan shall have completed to its own satisfaction due diligence in relation to BankEngine.

                                   ARTICLE VI
                                   TERMINATION

SECTION 6.01  TERMINATION.

         This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Effective Time by:

         (a) The mutual written consent of the Parties;

         (b) Either BankEngine, on the one hand, or Syscan, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Exchange or the issuance of the Exchange Shares pursuant to the Exchange and such order, decree, ruling or other action shall have become final and non-appealable;

         (c) Subject to Section 9.03(b), BankEngine, if Syscan shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by BankEngine to Syscan;

         (d) Subject to Section 9.03(b), Syscan, if BankEngine shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by Syscan to BankEngine;

         (e) Syscan, in the event that the closing bid price of BankEngine's common stock has not closed at or above a minimum of $0.10 per share on the day prior to the Effective Date (and prior to the Reverse Split described in Section 2.02(d) above that is to occur immediately prior to the Effective Date of the Exchange); or

         (f) BankEngine, in the event that it is determined by Syscan on or before April 9, 2004, that the shareholder approval of Syscan Technology Holdings Limited, the parent company of the Syscan Sole Shareholder and a publicly-traded company on the Hong Kong Exchange, is required to effectuate the transactions contemplated herein.

         (g) Without any action on the part of the Parties if required by Applicable Law or if the Exchange shall not be consummated by June 15, 2004.

SECTION 6.02 EFFECT OF TERMINATION.

         If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of BankEngine or Syscan, PROVIDED, that subject to
Section 9.03(b), nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement and PROVIDED, FURTHER, that subject to Section 9.03(b), termination shall not affect accrued rights or liabilities of any party at the time of such termination.


ARTICLE VII
                                 CONFIDENTIALITY

SECTION 7.01 CONFIDENTIALITY

         BankEngine, on the one hand, and Syscan, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof, which are designated by such Party as confidential (except for any information disclosed to the public pursuant to a press release authorized by the Parties) and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 9.03(b).

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.01 INDEMNIFICATION BY BANKENGINE

         BankEngine and the BankEngine Principal Stockholder shall jointly and severally indemnify, defend and hold harmless each of Syscan, any subsidiary or affiliate thereof, the Syscan Sole Shareholder and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of Syscan, any subsidiary or affiliate thereof or an employee of Syscan, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the
"SYSCAN INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attoRNEYS' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of or in connection with
(i) any material breach of this Agreement by BankEngine, any subsidiary or affiliate thereof, BankEngine Principal Stockholder or any subsidiary or affiliate thereof, including but not limited to failure, inaccuracy, inconsistency and/or incorrectness of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of BankEngine, BankEngine Principal Stockholder or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or
(iii) the consummation of the transactions contemplated herein, and any action taken in respect thereof ("SYSCAN INDEMNIFIED LIABILITIES"). Any
Syscan Indemnified Party wishing to CLAIM indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify BankEngine and/or the BankEngine Principal Stockholder in writing, but the failure to so notify shall not relieve BankEngine and/or the BankEngine Principal Stockholder from any liability that they may have under this Section 8.01, except to the extent that such failure would materially prejudice BankEngine and/or BankEngine Principal Stockholder.


SECTION 8.02 INDEMNIFICATION BY SYSCAN

         Syscan shall indemnify, defend and hold harmless each of BankEngine, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of BankEngine, any subsidiary or affiliate thereof or an employee of BankEngine, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the
"BANKENGINE INDEMNIFIED PARTIES") against all losses, cLAIMS, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by Syscan or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) any willful or negligent act, omission or conduct of any officer, director or agent of Syscan or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing, or (iii) relating to the consummation of the transactions contemplated herein, and any action taken in connection therewith ("BANKENGINE INDEMNIFIED LIABILITIES"). ANY
BankEngine Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Syscan in writing, but the failure to so notify shall not relieve Syscan from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice Syscan.

SECTION 8.03 INDEMNIFICATION OF EXCHANGE AGENT

         (a) BankEngine Principal Stockholder (for the purposes of this Section 8.03, the "INDEMNITOR") agree to indemniFY THE Exchange Agent and its partners, officers, directors, employees and agents (collectively, the

"INDEMNITEES") against, and holD THEM harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

(b) If the indemnification provided for in Section 8.03(a) is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

SECTION 8.04 SURVIVAL OF INDEMNIFICATION

         All rights to indemnification under this Article 8 shall survive for nine months after the Effective Date of the Exchange, and thereafter any rights to make a claim for indemnity hereunder is hereby waived. The provisions of this
Article 8 are intended to be for the benefit of, and shall be enforceable by, each BankEngine Indemnified Party, each Syscan Indemnified Party, and his or her heirs and representatives, and the Exchange Agent. No Party shall enter into any settlement regarding the foregoing without prior approval of the Syscan Indemnified Party or the BankEngine Indemnified Party, as the case may be or, if related in any way to the duties of the Exchange Agent hereunder, the Exchange Agent.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except as set forth in Article VIII. All such representations and warranties will be extinguished upon the Effective Date of the Exchange and none of the Parties nor any of their officers, directors, members, employees or stockholders shall be under any liability whatsoever with respect to any such representation or warranty after such time. This Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.


SECTION 9.02  EXPENSES.

         Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.03  APPLICABLE LAW; ARBITRATION.

         (a) GOVERNING LAW. Except to the extent that the law of the State of Delaware is mandatorily applicable to the Exchange (which shall be governed by the GCL), this Agreement shall be governed by the laws of the State of CALIFORNIA, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

         (b) ARBITRATION. Any controversy or claim among the Parties arising out of or relation to this Agreement or arising in connection with any breach hereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as such rules may be modified by this Section 9.03(b). In connection wiTH THE foregoing, each of the Parties hereby waives the right to a trial by jury any suit action or other proceeding in connection with this Agreement or any breach hereof. Any award rendered in any arbitration hereunder or in connection herewith shall be final and binding on the Parties and judgment upon such award shall be rendered in any court of competent jurisdiction. Any arbitration shall be held in SANTA CLARA COUNTY, CALIFORNIA. A single arbitrator selected jointly by the Parties hereunder shall conduct all arbitrations. If the

Parties are unable to agree on a single arbitrator within 30 days after a demand for arbitration is made in writing by one Party upon the other, BankEngine shall select one arbitrator and Syscan shall select one arbitrator and the two arbitrators so selected shall select a third neutral arbitrator who shall have familiarity with share exchange transactions and experience in dispute resolution. The arbitrators shall render a reasoned written opinion together with their decision and shall award costs and reasonable attorneys fees to the prevailing Party in the arbitration. Notwithstanding the preceding sentence, in no event shall the arbitrators be entitled to award punitive damages (or any award in the nature of punitive damages) in any such arbitration.

SECTION 9.04  NOTICES.

         All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

         (a) If sent by registered or certified mail in the United States, return receipt requested, upon receipt;

         (b) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

         (c) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (i) or (ii) above, when transmitted and receipt is confirmed by the fax machine; or

         (d) If otherwise actually personally delivered, when delivered.

         All notices and other communications under this Agreement shall be sent or delivered as follows:


         If to BankEngine, to:

                  BankEngine Technologies, Inc.
                  425 Broadhollow Road
                  Melville, NY 11747
                  Attention: President

                  Telephone:  (631) 396-3950
                  Fax:  (631) 396-3969

         with a copy to (which shall not constitute notice):

                  Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                  101 East 52nd Street, 9th Floor
                  New York, NY 10022
                  Attention:  Jody Samuels, Esq.
                  Telephone:  (212) 752-9700
                  Facsimile:  (212) 980-5192


         If to BankEngine Principal Stockholder, to:

                  Michael J. Xirinachs
                  425 Broadhollow Road
                  Melville, NY 11747

                  Telephone:  (631) 396-3950
                  Fax:  (631) 396-3969

         If to Syscan, to:

                  Syscan,Inc.
                  1754 Technology Drive, Suite 129
                  San Jose, California 95110
                  Attention: Darwin Hu

                  Telephone:  (408) 436-9888
                  Telecopy:   (408) 436-6151


         If to the Syscan Sole Shareholder, to:

                  Syscan Imaging Limited
                  Unit 808, 8th floor
                  K. Wah Centre
                  191 Java Road
                  North Point, Hong Kong
                  Tel. No.: 85229795223
                  Fax No.:85225109662

                  Attention: Darwin Hu

         with a copy to (which shall not constitute notice):

                  Pacific Law Group 224 Airport Parkway, Suite 525 San Jose, CA 95110 Attention Sonoo Otsu, Esq.

                  Telephone: (408) 573-8585
                  Facsimile: (408) 573-0108


         Each Party may change its address by written notice in accordance with this Section.

SECTION 9.05  ENTIRE AGREEMENT.

         This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.06  ASSIGNMENT.

         Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; PROVIDED that in no event may the right to indemnification provided by
Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.06, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.07  HEADINGS; REFERENCES.

         The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Articles", "Sections", "SCHEDULES" or "Exhibits" shall be deemed to be references to Articles, Sections, Schedules and Exhibits of this Agreement unless othERWISE indicated.

SECTION 9.08  COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.09  NO THIRD PARTY BENEFICIARIES.

         Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.10  SEVERABILITY; ENFORCEMENT.

         Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provisions shall be interpreted to be only so broad as is enforceable.

SECTION 9.11  RULES OF CONSTRUCTION.

         The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

SECTION 9.12  EXHIBITS.

         All of the Schedules and Exhibits to this Agreement are hereby incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.

SECTION 9.13  INTERPRETATION.

         The words "include," "includes" and "including" when used herein shall be deemed in each case TO BE FOLlowed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes onLY AND shall not affect in any way the meaning or interpretation of this Agreement.

                       [SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



BANKENGINE TECHNOLOGIES INC.

By:      /S/ MICHAEL J. XIRINACHS
----------------------------------------------
Name:    Michael J. Xirinachs
Title:   Chairman and CEO


BANKENGINE PRINCIPAL STOCKHOLDER

/S/ MICHAEL J. XIRINACHS
----------------------------------------------
MICHAEL XIRINACHS


SYSCAN, INC.

By:      /S/ DARWIN HU
----------------------------------------------
Name:    Darwin Hu
Title:   President and Chief Executive Officer



SYSCAN IMAGING LIMITED

By:      /S/ DARWIN HU
----------------------------------------------
Name:    Darwin Hu
Title:   Director

                                    SCHEDULES

                                  SCHEDULE 1.05


     DARWIN HU
     WAI CHEUNG
     PETER MOR
     LAWRENCE LIANG
     MICHAEL J. XIRINACHS - EMERALD ASSET ADVISORS DESIGNEE

                                  SCHEDULE 2.05


     PENDER NEWKIRK - $23,000
     KAUFMAN ROSSIN - $8,000

                                  SCHEDULE 2.15


     EMPLOYMENT AGREEMENT BETWEEN BANKENGINE AND MICHAEL J. XIRINACHS DATED DECEMBER 23, 2003.

                                  SCHEDULE 2.16

     MICHAEL J. XIRINACHS IS THE SOLE OFFICER AND EMPLOYEE OF BANKENGINE.

                                  SCHEDULE 3.01

         Syscan owns 100% of the equity in Syscan Laser Technology Limited, a British Virgin Islands corporation, Syscan, Inc., a Netherlands corporation, and Leadbuilt Technology Limited, a British Virgin Islands corporation.

                                  SCHEDULE 3.05



o Syscan hired a new employee as the Chief Technical Officer and general manager of the Display Imaging Business Group in January of 2004.
o Syscan hired a new employee as general manager of the Optical Electronics Imaging Group in March of 2004.
o Syscan intends to hire a new employee as Chief Financial Officer and VP of Finance in March of 2004.
o Syscan entered into a new lease for the adjacent suite, for the premises located at 1754 Technology Drive, Suite 130, San Jose, California 95110

                                  SCHEDULE 3.07

Syscan entered into a Commercial Security Agreement with Far East National Bank on December 4, 2003, in connection with a business loan.

                                  Schedule 3.08


o Syscan received a cease and desist letter on May 23, 2003 from General Patent Corporation Internation on behalf of Acticon for infingement of Acticon's US patents no. 4,603,320 and 4,972,470. Syscan's patent counsel and patent analyst determined that there was no patent infringement and responded to the cease and desist letter as such. There has been no further development on this case.

o Syscan filed a lawsuit against Portable Peripheral Co., Ltd., Penpower Technology Ltd., Inc., Image Recognition Integrated Systems, Inc., Cardreader Inc. and Targus Inc. for patent infringement in September of 2003 for infringement of Syscan's US patent nos 6,054,707, 6,275,309 and 6,459,506. This lawsuit is pending in the United States District Court of Northern District of California.

                                  Schedule 3.09

     Syscan filed a lawsuit against Portable Peripheral Co., Ltd., Penpower Technology Ltd., Inc., Image Recognition Integrated Systems, Inc., Cardreader Inc. and Targus Inc. for patent infringement in September of 2003 for infringement of Syscan's US patent nos 6,054,707, 6,275,309 and 6,459,506. This lawsuit is pending in the United States District Court of Northern District of California.

                                  SCHEDULE 3.13




o OEM Manufacturing Agreement between Syscan and Visioneer Tecnologies Corporation dated August 15, 2002.
o OEM Manufacturing Agreement between Card Scanning Solutions, LLC and Syscan dated August 21, 2002.
o Manufacturing Agreement between Syscan and Corex Technologies Corporation dated January 12, 2004.
o International Distribution Agreement between Henron and Gardener Merchandising and Consulting GbR and Syscan dated September 16, 2002.
o International Distribution Agreement between Ambir Technology Inc. and Syscan dated November 1, 2003.
o Distribution Agreement between Syscan and Micro 3 Corporation dated July 25, 2002.
o Authorized Value Added Reseller Agreement between Movis and Syscan dated May 8, 2002.
o International Distribution Agreement between Pixel Digital Systems LLC and Syscan dated May 27, 2002.
o International Distribution Agreement between Widget France and Syscan dated May 20, 2002.
o A Tooling Development Agreement between Corex Technologies Corporation and Syscan dated April 20, 2001.
o A Packaging & Configuration Agreement between Visioneer Technologies Corporation and Syscan.
o Special Design & Production Tooling Extension between Visioneer Technologies Corporation and Syscan dated July 9, 2002.
o A Design & Configuration Agreement between Visioneer Technologies Corporation and Syscan dated December 13, 2002.
o Revision to the XP 300 & XP 370 Development & Tooling Agreement between Visioneer Technologies Corporation and Syscan dated June 16, 2003.
o Patent License Agreement between Syscan and Corex Technologies Corporation dated December 15, 2003.
o    License Agreement brtween Syscan and Topscan signed August 1, 2003.
o Business Loan Agreement between Syscan and Far East National Bank dated December 4, 2003.
o    Promissory Note by Syscan for Far East National Bank dated December 4,
     2003.
o Commercial Security Agreement between Syscan and Far East National Bank dated December 14, 2003.
o Letter Agreement between Syscan and Emerald Asset Advisors LLC dated December 22, 2003, in connection with certain consulting services.
o Full Service Lease-Gross dated July 26, 2001 between Syscan and Airtech Investors for Suite 129, 1754 Technology Drive, San Jose, California.
o Full Service Lease-Gross datedDecember 12, 2003 between Syscan and Airtech Investors for Suite 130, 1754 Technology Drive, San Jose, California.

                                  Schedule 3.16

     Syscan has entered into an agreement with Emerald Asset Advisors in connection with their services as finders for Syscan. As finders, Emerald Asset Advisors are entitled to 10% of the BankEngine shares issued to Syscan Imagining Limited upon the Closing.

                                    EXHIBIT A


                                Option Agreement

THIS CERTIFIES THAT BankEngine Technologies, Inc. (hereinafter sometimes called the "Holder"), is entitled to purchase from SYSCAN Imaging Limited, a British Virgin Islands corporation ("SYSCAN Imaging"), at the price and during the period hereinafter specIFIED, all of the issued share capital ("Shares") of SYSCAN Manufacturing Limited ("SYSCAN Manufacturing"), a British VIRGIN ISLands corporation, owned by SYSCAN Imaging (the "Option"), which is subject to the Share Exchange Agreement dated [*] entered into between, inter alia, the Holder and SYSCAN Imaging, of which a form of this Option is annexed thereto as Exhibit A, becomes unconditional and the Exchange (as defined in the Share Exchange Agreement) has successfully taken place.

                  1. The rights represented by this Option shall be exercisable, at any time commencing April __, 2004, until April __, 2006 (the "Exercise Period") at the Purchase Price, as defined below. After April __, 2006, the Holder shall have no right to purchase any of the Shares underlying this Option.

                  2. Purchase Price. Upon the Holder's notice to SYSCAN Imaging of its intent to acquire the Shares, each of the Holder and SYSCAN Imaging will negotiate in good faith to determine the Purchase Price, which shall in no event exceed US$16 million. The Holder shall pay the Purchase Price in the form of its shares of capital stock, cash or a combination thereof, which shall be mutually acceptable by each of the Holder and SYSCAN Imaging. In the event that the Holder and SYSCAN Imaging cannot come to a mutually agreeable Purchase Price, the Purchase Price shall be US$16 million.

                  3. SYSCAN Imaging agrees that during the Exercise Period it will not sell, transfer, assign, or otherwise encumber, the Shares, without the prior written consent of the Holder.

                  4. The rights represented by this Option may be exercised at any time within the Exercise Period above specified, in whole or in part, by (i) the surrender of this Option at the principal executive office of SYSCAN Imaging (or such other office or agency of SYSCAN Imaging as it may designate by notice in writing to the Holder); and (ii) payment to SYSCAN Imaging of the Purchase Price. This Option shall be deemed to have been exercised immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of Paragraph 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of the Shares at that time and date. The certificate or certificates for the Shares so purchased shall be delivered to such person or persons within five days of the exercise hereof. In the event that this Option is exercised only in part, a replacement Option representing the part of Shares not so exercised shall be entered into by the Holder and SYSCAN Imaging within 21 days thereafter.

                  5. Neither this Option nor the Shares transferable upon exercise hereof have been registered under the Securities Act of 1933 (as amended) nor under any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by the Holder surrendering this Option for cancellation at the office or agency of SYSCAN Imaging referred to in Paragraph 4 hereof, accompanied by an opinion of counsel, stating that such transferee is a permitted transferee under this Paragraph 5 and that such transfer does not violate the Securities Act of 1933 (as amended) or such state securities laws.

                  6. SYSCAN Imaging covenants and agrees that all Shares which may be transferred upon exercise of this Option will, upon transfer, be duly and validly transferred, fully paid and non-assessable and no personal liability will attach to the Holder thereof. SYSCAN Imaging represents that it owns all of the issued share capital of SYSCAN Manufacturing, and that it will not issue any capital stock or securities convertible into capital stock of SYSCAN Manufacturing during the Exercise Period, without the Holder's prior written consent.

                  7. The Option shall not entitle the Holder to any rights, including, without limitation, voting rights, as a shareholder of SYSCAN Manufacturing.

                  8. This Agreement shall be governed by and in accordance with the laws of the State of New York.



                  IN WITNESS WHEREOF, BANKENGINE TECHNOLOGIES, INC. and SYSCAN IMAGING LIMITED have caused this Option to be signed by their respective duly authorized officer as of the date set forth on the first page hereof.


                                  BANKENGINE TECHNOLOGIES, INC.
                                  A Delaware Corporation



                                  By:
                                  --------------------------------------
                                  Name:
                                  Title:


                                  SYSCAN IMAGING LIMITED,
                                  A British Virgin Islands Corporation


                                  By:
                                  --------------------------------------
                                  Name:
                                  Title: